Exhibit 10.2

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is entered into and effective as of the date of the acquisition (“Effective Date”) by and between GREENHOUSE HOLDINGS, INC., a Nevada corporation (the “Company”) of Control Engineering, Inc. (“CEI”) between the Company and DAVID LAUTNER and CARLOS CARRILLO (each, including their successors and assigns, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, ON THE Effective Date, in connection with the Company’s share exchange with CEI (the “Share Exchange”), the Shareholders were issued an aggregate of 653,856 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) .

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Shareholders agree as follows:

1.          One-Year Prohibition on Sales or Transfers. Each Shareholder, including the Shareholders’ Affiliated Entities (as defined below), hereby agrees that from the Effective Date hereof until May 19, 2012 (the “Lock-Up Period”), each Shareholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of the Company’s Common Stock or securities convertible into or exerciseable for Common Stock issued to the Shareholders pursuant to the Share Exchange (the “Lock-Up Shares”) of such Shareholder’s shares or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by such Shareholder or his or her descendants or spouse, of which such Shareholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company’s stock with terms substantially identical to this Agreement.

2.          Allowable Sales During Lock-Up Period and Thereafter. Notwithstanding the terms of Section 1 above, during the Lock-Up Period the Shareholders may:

(a)           Transfer Lock-Up Shares to the Company or its designee.

              (b)           Make a bona fide charitable donation to a non-profit, religious organization or institution that is independent of each Shareholder (a “Charitable Donee”).

(c)           Transfer Lock-Up Shares to one of the Shareholders’ Affiliated Entities, so long as such Shareholders’ Affiliated Entity agrees in an additional written instrument delivered to the Company to be subject to the terms and conditions of this Agreement.

(d)           In the event that a Shareholder is subject, on the Effective Date, to any legally binding, written “put” or “call” option (the “Option”), such Shareholder shall furnish a copy of such written Option to the Chief Financial Officer or General Counsel of the Company prior to or at the time of signing this Agreement. In such event, the provisions of this Agreement shall not prevent such Shareholder from honoring his or her “put” rights or “call” obligations pursuant to such Option and the Company will, upon request, furnish any reasonably required written waiver of the applicability of this Agreement to the extent necessary to allow such Shareholder to meet his or her obligation.

3.          Application of this Agreement to Shares Sold or Otherwise Transferred. So long as such sales or other Transfers are made in compliance with other requirements of this Agreement, Lock-Up Shares sold in the public market shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement. Lock-Up Shares that are properly transferred to a Charitable Donee or Lock-Up Shares sold or otherwise Transferred in private sales or other Transfers pursuant to an Option shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement. Transfers of Lock-Up Shares shall continue to be subject to the other terms of this Agreement as described in that Section. Transferred Lock-Up Shares may continue to be subject to restrictions imposed by federal or state securities laws and contractual agreements outside of this Agreement.

4.          Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock-Up Shares by the Shareholders in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity

5.          Waiver of Claims. The Shareholders hereby irrevocably waive any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that such Shareholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, shareholders, employees, agents, attorneys or advisors arising out of the negotiation, documentation of this Agreement.

6.          Consent or Approval of Company. Whenever the waiver, consent or approval of the Company is required herein or is desired to amend this Agreement or waive any requirement in this Agreement, such consent, approval, amendment or waiver may only be given by the Company if and when approved by a majority of the Company’s then independent directors; provided, however, that the independent directors may delegate this authority to executive officers of the Company if such Shareholder seeking or benefiting from the consent, approval, amendment or waiver is not serving as an officer or director of the Company.

7.           Acknowledgement of Representation. The Shareholders represent and warrant to the Company that the Shareholders were or had the opportunity to be represented by legal counsel and other advisors selected by the Shareholders in connection with the Share Exchange and has been represented by legal counsel and other advisors selected by the Shareholder in connection with this Agreement. The Shareholders have reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof. The Shareholders understand, acknowledge and confirm that Peter Campitiello, Esq. of Tarter Krinsky & Drogin LLP represented only the Company in connection with this Agreement.

8.           Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Shareholders, except any shares purchased in open market transactions by Shareholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

9.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

10.         Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or on the fifth (5th) day after deposit in the mail if sent by certified or registered mail (postage prepaid and return receipt requested) or on the next business day if sent by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with immediate electronic confirmation of receipt in a manner customary for communications of such type). Notices are to be addressed as follows:

If to the Company, to

GreenHouse Holdings, Inc.
5171 Santa Fe Street, Suite I
San Diego, CA 092109
(858) 273-2626- Phone
(858) 430-2790- Fax
Attention: Chief Executive Officer

If to the Shareholders, to the address set forth on the signature page attached hereto.

11.         Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Shareholders and their respective permitted heirs, personal representatives, successors and assigns.

12.          Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13.         Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14.         Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

GREENHOUSE HOLDINGS, INC.

By: ________________
Name: John W. Galt
Title:  President

SHAREHOLDERS:

__________________________
DAVID LAUTNER

__________________________
CARLOS CARILLO